Exhibit 99.1

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Buy.com Inc., a Delaware corporation (the “Company”) in the Registration Statement on Form S-1 (SEC File No. 333-122265) filed by the Company with the Securities and Exchange Commission and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (and to the filing of this consent as an exhibit to the Registration Statement) and to the description of my background under the heading “Management” in the Registration Statement.

Date: August 18, 2005	/S/ MICHAEL PIRAINO
Michael Piraino